UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D. C. 20549
                               ________________


                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934


              Date of Report  (Date of earliest event reported):
                              September 17, 1997



                      CONTINENTAL INVESTMENT CORPORATION
            (Exact name of registrant as specified in its charter)




    Georgia                         0-3743                   58-0705228
(State or other                  (Commission               (IRS Employer)
jurisdiction of                    File No.)             Identification No.)
 incorporation)




                   10254  MILLER ROAD, DALLAS, TEXAS 75238
           (Address of principal executive offices)     (Zip Code)

                                (214) 691-1100
             (Registrant's telephone number, including area code)

ITEM 5: OTHER EVENTS.
---------------------

        An amendment to Continental Investment Corporation's Form 10-KSB Report for the fiscal year ended September 30, 1996 will be filed no later than October 17, 1997, in order to reflect the following changes:

                                    As reported      As amended
                                    -----------      -----------
     Balance Sheet
     -------------
       Property, at cost            $ 8,564,582      $ 9,497,582
       Stockholders' equity          10,181,913       11,114,913

     Statement of operations
     -----------------------
       Interest expense                  98,564            8,472
       Net loss                         998,764          908,672


     The balance sheet changes are the result of a change in the valuation method used for accounting for the acquisition of property at the Company's proposed landfill site in Atlanta, Georgia. The changes in the Statement of Operations are a result of a change in the accounting method used to account for Continental's purchase of the operating assets and liabilities of Fiber-Seal Dallas, Inc. and Fiber-Seal Services International, Inc.



                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

     October 1, 1997


                              CONTINENTAL INVESTMENT CORPORATION

                              By: /S/  R. Dale Sterritt, Jr.
                                  R. Dale Sterritt, Jr.
                                  Chairman, President and
                                  Chief Executive Officer